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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.   20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report:  June 11, 1998


                         THE BOSTON BEER COMPANY, INC.
            (Exact name of registrant as specified in its charter)


MASSACHUSETTS      01-14092           04-3284048
(State or other    (Commission File   (I.R.S. Employer
jurisdiction of     Number)            Identification Number)
incorporation)
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                  75 ARLINGTON STREET, BOSTON, MASSACHUSETTS
                   (Address of principal executive offices)
                                     02116
                                  (Zip Code)


                                (617) 368-5000
             (Registrant's telephone number, including area code)
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Item 4.    Changes in Registrant's Certifying Accountant.

During the second quarter of 1998, The Boston Beer Company, Inc. (the "Company") commenced a review of its independent auditing services and, as part of the process, interviewed and evaluated the services provided by its existing independent auditors, Coopers & Lybrand, LLP, and two other independent auditing firms. As a result of such review and evaluation, the Company has elected, effective June 15, 1998, to change its independent auditors for the Company's fiscal year ending December 26, 1998 to Arthur Andersen, LLP.

The Company is not making this change in appointment of independent auditors as a result of any disagreements with Coopers & Lybrand, LLP with respect to any reporting or disclosure requirements. The report of Coopers & Lybrand, LLP on the financial statements for either of the past two years did not contain an adverse opinion or a disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope, or accounting principles.

The decision to change independent auditors was recommended on June 10, 1998 by the Audit Committee of the Board of Directors of the Company and subsequently, on June 11, 1998, was approved by the Board of Directors of the Company.

There were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, between the Company and its independent auditors during the Company's two most recent fiscal years or during the year-to-date period ended June 12, 1998.


                                       THE BOSTON BEER COMPANY, INC.


DATED:  June 16, 1998                  By:  ALFRED W. ROSSOW, JR
                                              (Alfred W. Rossow, Jr.,
                                               Chief Financial Officer,
                                               Executive Vice President,
                                               Treasurer [principal financial
                                               and accounting officer] and
                                               Director)